Exhibit 99.1

MONOGRAM TO BE ACQUIRED FOR $12.00 PER SHARE IN CASH BY GREYSTAR LED FUND

Plano, Texas — July 4, 2017 — Monogram Residential Trust, Inc. (NYSE:MORE), an owner, operator and developer of luxury apartment communities with a significant presence in select coastal markets, today announced that it has entered into a definitive merger agreement to be acquired by a newly formed perpetual life fund, Greystar Growth and Income Fund, LP, led by Greystar Real Estate Partners and its initial founding capital partners, affiliates of APG Asset Management N.V., GIC, and Ivanhoé Cambridge, in a transaction valued at approximately $3.0 billion, including debt to be assumed or refinanced.

Under the terms of the merger agreement, which was unanimously approved by Monogram’s Board of Directors, Monogram’s stockholders will receive $12.00 per share in cash.  This represents a premium of approximately 22% to Monogram’s unaffected closing stock price on July 3, 2017, the last trading day prior to the public announcement of the transaction.

The $3.0 billion aggregate transaction value includes Monogram’s share of its two institutional co-investment joint ventures with PGGM and NPS.  The PGGM joint venture will be restructured, and the joint venture interests held by NPS will be purchased by Greystar pursuant to a separate assignable purchase and sale agreement for approximately $0.5 billion, subject to certain adjustments at closing, including payment of the NPS joint venture’s share of debt to be assumed or refinanced in connection with the transaction.

“We are pleased to have reached this agreement, which maximizes value at a substantial premium to our existing share price,” said Alan Patton, Monogram’s Chairman of the Board of Directors. “We are confident that today’s announcement represents the best path forward for all of Monogram’s stockholders.”

“This landmark is the result of Monogram’s success at executing and delivering on strong operations, innovative development programs and investment strategies in conjunction with skillful market timing,” said Mark Alfieri, Monogram’s Chief Executive Officer, President and Chief Operating Officer.  “The interest we received from this sophisticated group of investors demonstrates that our targeted focus on building our portfolio with high quality Class A assets in select core markets has been recognized and our stockholders and joint venture partners are rewarded with this successful outcome.”

“We are excited to add Monogram’s high quality assets in some of the best markets in the country as the seed portfolio for Greystar Growth and Income Fund, LP, our flagship core-plus perpetual life vehicle,” said Bob Faith, the Founder, Chairman and Chief Executive Officer of Greystar.  “The collective strength and experience of our high-quality investment partners are second to none, and we look forward to completing this transaction and further expanding Greystar’s U.S. multifamily platform.”

The transaction, which is expected to close in the second half of 2017, is subject to approval by Monogram’s stockholders and other customary closing conditions.  The transaction is not contingent on receipt of financing by Greystar.  JPMorgan Chase Bank, N.A. has provided a commitment letter to Greystar Growth and Income Fund for $2.0 billion in debt financing for the transaction upon the terms and conditions set forth in such letter.  Following payment of the previously announced second quarter dividend on July 7, Monogram will not pay any dividends through the close of the transaction except as required to maintain its REIT status and any such dividend will be deducted from the purchase price.

Morgan Stanley & Co. LLC is serving as exclusive financial advisor and Goodwin Procter LLP is serving as legal advisor to Monogram.  J.P. Morgan Securities LLC is serving as exclusive financial advisor and Jones Day is serving as legal advisor to Greystar.

Monogram will release financial results for its second quarter ended June 30, 2017 in early August.  As a result of today’s announcement, the Company does not expect to host a conference call and webcast to discuss its financial results for the quarter.

ABOUT MONOGRAM

Monogram is a fully integrated self-managed real estate investment trust that invests in, develops and operates high quality multifamily communities offering location and lifestyle amenities.  Monogram invests in stabilized operating properties and properties in various phases of development, with a focus on communities in select markets across the United States.  As of March 31, 2017, Monogram’s portfolio includes investments in 49 multifamily communities in 10 states comprising 13,674 apartment homes. More information is available at www.monogramres.com.

ABOUT GREYSTAR

Greystar is a leading, fully integrated multifamily real estate company offering expertise in investment management, development and property management of rental housing properties globally.  Headquartered in Charleston, South Carolina with offices throughout the United States, Europe, Latin America and Asia-Pacific, Greystar is the largest operator of apartments in the United States, managing over 415,000 units in over 140 markets globally, with an aggregate estimated value of approximately $80 billion.  Greystar also has a robust institutional investment management platform dedicated to managing capital on behalf of a global network of institutional investors with nearly $17 billion in gross assets under management including more than $8 billion of developments that have been completed or are underway.  Greystar was founded by Bob Faith in 1993 with the intent to become a provider of world class service in the rental housing real estate business. To learn more about Greystar, visit www.greystar.com.

ABOUT APG ASSET MANAGEMENT N.V.

APG Asset Management N.V. is a Dutch pension capital investor and one of the largest pension fiduciary asset managers worldwide. APG manages €452 billion (April 2017) on behalf of its pension fund clients and their 4.5 million active and retired participants from the public and private sectors representing over 30% of all collective pension plans in the Netherlands. www.apg.nl.

ABOUT GIC

GIC is a leading global investment firm with well over USD 100 billion in assets under management.  Established in 1981 to secure the financial future of Singapore, the firm manages Singapore’s foreign reserves.  A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including real estate, private equity, equities and fixed income.  GIC has investments in over 40 countries and has been investing in emerging markets for more than two decades.  Headquartered in Singapore, GIC employs over 1,300 people across 10 offices in key financial cities worldwide.  For more information about GIC, please visit www.gic.com.sg.

ABOUT IVANHOÉ CAMBRIDGE

Ivanhoé Cambridge, a global real estate industry leader, invests in high-quality properties and real estate companies in select cities around the world.  It does so prudently, with a long-term view to generate optimal, risk-adjusted returns.  Founded in Quebec in 1953, Ivanhoé Cambridge has built a vertically integrated business across Canada.  Internationally, Ivanhoé Cambridge invests alongside key partners and major real estate funds that are leaders in their respective markets.  Through subsidiaries and partnerships, Ivanhoé Cambridge holds interests in nearly 800 buildings, primarily in the residential, office, retail and logistics real estate sectors.  Ivanhoé Cambridge held approximately C$56 billion in assets as at December 31, 2016.  Ivanhoé Cambridge is a real estate subsidiary of the Caisse de dépôt et placement du Québec (cdpq.com), one of Canada’s leading institutional fund managers.  For more information: ivanhoecambridge.com.

ABOUT PGGM

PGGM is a cooperative Dutch pension fund service provider. Institutional clients are offered: asset management, pension fund management, policy advice and management support. On December 31, 2016 PGGM had EUR 205.8 billion in assets under management. The PGGM cooperative has approximately 720,000 members and is helping them to realize a valuable future. Either alone or together with strategic partners, PGGM develops future solutions by linking together pension, care, housing and work. www.pggm.nl.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws that are based on Monogram’s current expectations, estimates, forecasts and projections and are not guarantees of future performance. These statements may be impacted by a number of known and unknown risks and uncertainties, including, without limitation, risks associated with Monogram’s business strategy; Monogram’s ability to obtain future financing arrangements; estimates relating to Monogram’s future distributions; Monogram’s understanding of its competition; market trends; and projected capital expenditures. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect Monogram’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the merger agreement by Monogram’s stockholders, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed merger on Monogram’s business, operating results, and relationships with joint venture partners, lenders, tenants, competitors and others, (v) risks that the proposed merger may disrupt Monogram’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management’s attention from Monogram’s ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against Monogram related to the merger agreement or the proposed merger.  In addition, a number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this press release, including important risk factors described in the Risk Factors section of Monogram’s Annual Report on Form 10-K for the year ended December 31, 2016 and in Monogram’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements in this press release speak only as of the date on which such statements were made, and Monogram undertakes no obligation to update any such statements to conform to actual results or changes in its expectations.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Monogram will file a proxy statement with the SEC.  Additionally, Monogram will file other relevant materials in connection with the proposed acquisition of Monogram by an affiliate of Greystar Real Estate Partners.  The materials to be filed by Monogram with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Monogram on Monogram’s website at www.monogramres.com or by contacting Monogram investor relations at ir@monogramres.com.  INVESTORS AND SECURITY HOLDERS OF MONOGRAM ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Monogram and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Monogram stockholders in connection with the proposed transaction. Information concerning the interests of Monogram’s participants in the solicitation, which may, in some cases, be different than those of Monogram’s stockholders generally, is set forth in the materials filed by Monogram with the SEC, including in Monogram’s definitive proxy statement filed with the SEC on May 1, 2017, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

Investor Relations:
Monogram Residential Trust, Inc.:
Stephen Swett
(469) 250-5638
ir@monogramres.com